Exhibit 23(a)


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 24, 1996 and March 27, 1996 incorporated by reference in MDU Resources Group Inc.'s Form 10-K for the year ended December 31, 1995 and included in the Annual Report on Form 11-K of the MDU Resources Group, Inc. Tax Deferred Compensation Savings Plan For Collective Bargaining Unit Employees for the year ended December 31, 1995, respectively, and to all references to our Firm included in this registration statement.

                                                  /s/ Arthur Andersen LLP

                                                  ARTHUR ANDERSEN LLP



          Minneapolis, Minnesota
            June 14, 1996